UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2018

PepsiCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, the Board of Directors (the “Board”) of PepsiCo, Inc. (“PepsiCo”) appointed Ramon Laguarta as PepsiCo’s Chief Executive Officer and as a member of the Board, in each case effective October 3, 2018.  In connection with the appointment of Mr. Laguarta, the Board, acting on the recommendation of the Compensation Committee of the Board, on August 15, 2018 set Mr. Laguarta’s annual base salary as Chief Executive Officer at $1,300,000 and Mr. Laguarta’s annual incentive target at 200% of base salary.  For 2018, Mr. Laguarta’s annual incentive award payout will be prorated (with the first nine months based on an annual target of 150% of his prior base salary and the final three months based on an annual target of 200% of his new base salary) and will be determined by achievement of PepsiCo’s pre-established performance goals.  Mr. Laguarta will continue to be eligible to participate in PepsiCo’s long-term incentive program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018

PepsiCo, Inc.

By:	/s/ Cynthia Nastanski
Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary